                                                                       EXHIBIT 1

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                                2,500,000 SHARES



                            ILX RESORTS INCORPORATED


                                  COMMON STOCK





                             UNDERWRITING AGREEMENT


                              DATED MARCH __, 1998







                             EVEREN SECURITIES, INC.




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                                TABLE OF CONTENTS

Section 1.  Representations and Warranties of the Company                          2

         (a)      Compliance with Registration Requirements                        2
         (b)      Offering Materials Furnished to Underwriters                     3
         (c)      Distribution of Offering Material By the Company                 3
         (d)      The Underwriting Agreement                                       3
         (e)      Authorization of the Common Shares                               3
         (f)      No Applicable Registration or Other Similar Rights               4
         (g)      No Material Adverse Change                                       4
         (h)      Independent Accountants                                          4
         (i)      Preparation of the Financial Statements                          4
         (j)      Incorporation and Good Standing of the Company and its
                  Subsidiaries, Affiliated Companies and Related Partnerships      5
         (k)      Capitalization and Other Capital Stock Matters                   5
         (l)      Preferred Stock, Warrants, etc                                   6
         (m)      Stock Exchange Listing                                           6
         (n)      No Current Material Defaults                                     6
         (o)      Authorization; Non-Contravention of Existing Instruments         7
         (q)      No Further Authorizations or Approvals Required                  8
         (r)      No Material Actions or Proceedings                               8
         (s)      Compliance with All Laws Regulating Timeshare Business           8
         (t)      Intellectual Property Rights                                     9
         (u)      All Necessary Permits, etc                                       9
         (v)      Title to Resorts and Other Properties                            9
         (w)      Resort Mortgages                                                 9
         (x)      Title Insurance                                                 10
         (y)      Adequate Personal Property                                      10
         (z)      Tax Law Compliance                                              10
         (aa)     Company Not an "Investment Company"                             10
         (ab)     Insurance                                                       10
         (ac)     No Price Stabilization or Manipulation                          11
         (ad)     No Broker or Finder Fees                                        11
         (ae)     Related Party Transactions                                      11
         (af)     Material Contracts                                              11
         (ag)     No Unlawful Contributions or Other Payments                     11
         (ah)     Company's Accounting System                                     11
         (ai)     Compliance with Environmental Laws                              11
         (aj)     No Material or Undisclosed Environmental Liability              12
         (ak)     Periodic Review of Costs of Environmental Compliance            13
         (al)     No ERISA "Plan Assets."                                         13
         (am)     ERISA Compliance                                                13
         (an)     Compliance with All (Other) Applicable Laws                     14

         (ao)     Financial Projections                                           14
         (ap)     Environmental Engineering Firm                                  14
         (aq)     No Labor Problems                                               14
         (ar)     Vacation Ownership Interests Not Securities                     14
         (as)     No Options to Purchase Resorts                                  14
         (at)     ARDA's Consent Obtained                                         14
         (au)     Proxy Statement                                                 15
         (av)     Subsidiaries, Affiliated Companies and Related Partnerships     15

Section 2.  Purchase, Sale and Delivery of the Common Shares                      15
         (a)      The Firm Common Shares                                          15
         (b)      The First Closing Date                                          15
         (c)      The Optional Common Shares; the Second Closing Date             15
         (d)      Public Offering of the Common Shares                            16
         (e)      Payment for the Common Shares                                   16
         (f)      Delivery of the Common Shares                                   16
         (h)      Delivery of Prospectus to the Underwriters                      17

Section 3.  Additional Covenants                                                  17
         (a)      Representative's Review of Proposed Amendments and
                  Supplements                                                     17
         (b)      Securities Act Compliance                                       18
         (c)      Amendments and Supplements to the Prospectus and Other
                  Securities Act Matters                                          18
         (d)      Copies of any Amendments and Supplements to the Prospectus      18
         (e)      Press Releases                                                  18
         (f)      Blue Sky Compliance                                             19
         (g)      Use of Proceeds                                                 19
         (h)      Compliance with Undertakings                                    19
         (i)      Transfer Agent                                                  19
         (j)      Continuing Inclusion in the Nasdaq National Market              19
         (k)      Earnings Statement                                              19
         (l)      Periodic Reporting Obligations                                  19
         (m)      Agreement Not To Offer or Sell Additional Securities            20
         (n)      Future Reports to the Representative                            20

Section 4.  Payment of Expenses                                                   21

Section 5.  Conditions of the Obligations of the Underwriters                     21
         (a)      Accountants' Comfort Letter                                     22
         (b)      Compliance with Registration Requirements; No Stop Order; No
                  Material Misstatements or Omissions; No Objection from NASD     22
         (c)      No Material Adverse Change or Ratings Agency Change             23
         (d)      Opinion of Counsel for the Company                              23

         (e)      Opinion of Counsel for the Underwriters                         23
         (f)      Officers' Certificate                                           23
         (g)      Bring-down Comfort Letter                                       23
         (h)      Lock-Up Agreements                                              24
         (i)      Resort-Related Documents                                        24
         (j)      Written Assurances under the Existing Instruments               24
         (k)      Nasdaq National Market Inclusion                                24
         (l)      Opinion of Local Timeshare Counsel                              25
         (m)      Employment Agreements                                           25
         (n)      Additional Documents                                            25

Section 6.  Reimbursement of Underwriters' Expenses                               25

Section 7.  Effectiveness of this Agreement                                       25

Section 8.  Indemnification                                                       26
         (a)      Indemnification of the Underwriters                             26
         (b)      Indemnification of the Company, its Directors and Officers      27
         (c)      Notifications and Other Indemnification Procedures              28
         (d)      Settlements                                                     28

Section 9.  Contribution                                                          29

Section 10.  Default of One or More of the Several Underwriters                   30

Section 11.  Termination of this Agreement                                        31

Section 12.  Representations and Indemnities to Survive Delivery                  31

Section 13.  Notices                                                              32

Section 14.  Successors                                                           32

Section 15.  Partial Unenforceability                                             32

Section 16.                                                                       32
         (a)      Governing Law Provisions                                        32
         (b)      Consent to Jurisdiction                                         32
         (c)      Waiver of Immunity                                              33

Section 17.  General Provisions                                                   33

                             UNDERWRITING AGREEMENT



                                                                  March __, 1998



EVEREN SECURITIES, INC.
77 W. Wacker Drive, Suite 3100
Chicago, IL 60601

Ladies and Gentlemen:

         INTRODUCTORY. ILX Resorts, Incorporated, an Arizona corporation (the "Company"), proposes to issue and sell to the several underwriters named in Schedule A (the "Underwriters") an aggregate of 2,500,000 shares (the "Firm Common Shares") of its Common Stock, no par value (the "Common Stock"). In addition, the Company has granted to the Underwriters an option to purchase up to an additional 375,000 shares of Common Stock (the "Optional Common Shares"), as provided in Section 2. The Firm Common Shares and, if and to the extent such option is exercised, the Optional Common Shares are collectively called the "Common Shares." EVEREN Securities, Inc. has agreed to act as the representative of the several Underwriters (in such capacity, the "Representative") in connection with the offering and sale of the Common Shares.

         The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (File No. 333-[___]), which contains a form of prospectus to be used in connection with the public offering and sale of the Common Shares. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, in the form in which it was declared effective by the Commission under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the "Securities Act"), including any information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430A or Rule 434 under the Securities Act, is called the "Registration Statement." Any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act is called the "Rule 462(b) Registration Statement," and from and after the date and time of filing of the Rule 462(b) Registration Statement the term "Registration Statement" shall include the Rule 462(b) Registration Statement. Such prospectus, in the form first used by the Underwriters to confirm sales of the Common Shares, is called the "Prospectus;" provided, however, if the Company has, with the consent of EVEREN Securities, Inc., elected to rely upon Rule 434 under the Securities Act, the term "Prospectus" shall mean the Company's prospectus subject to completion (each, a "preliminary prospectus") dated February __, 1998 (such preliminary prospectus is called the "Rule 434 preliminary prospectus"), together with the applicable term sheet (the "Term Sheet") prepared and filed by the Company with the Commission under Rules 434 and 424(b) under the Securities Act and all references in this Agreement to the date of the Prospectus shall mean the date of the Term Sheet. All references in this Agreement to the Registration Statement, the Rule 462(b) Registration Statement, a preliminary prospectus, the Prospectus or the Term Sheet, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System ("EDGAR").

         The Representative has advised the Company that the Underwriters propose to make a public offering of their respective portions of the Common Shares on the effective date of the Registration Statement or as soon thereafter as in judgment of the Representative is advisable.

         For purposes of this Agreement, "Affiliated Company" means (i) any corporation, partnership, association, limited liability company, joint venture or other business entity which has title to or an ownership interest in any of the Resorts (as defined below) or manages or provides services to any of the Resorts, or (ii) any corporation, partnership, association, limited liability company, joint venture or other business entity of which any director, officer or manager of the Company has a beneficial ownership interest.

         For purposes of this Agreement, "Subsidiary" means, with respect to the Company, any corporation, partnership, association, limited liability company, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interest entitled (without regard to the occurrence of any contingency) to vote in the election of the person or persons (whether directors, managers, partners, trustees or other person performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by the Company or one or more of the other Subsidiaries of the Company or a combination thereof, including, without limitation, each of the entities named in Schedule B.

         For purposes of this Agreement, "Related Partnership" means any partnership or joint venture between on or more of the Affiliated Companies, the Subsidiaries, and/or any third party.

         The Company hereby confirms its agreements with the Underwriters as follows:


         SECTION 1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND ITS SUBSIDIARIES, AFFILIATED COMPANIES AND RELATED PARTNERSHIPS. The Company and each of its Subsidiaries, Affiliated Companies and Related Partnerships which have a beneficial ownership in or an interest in any part of a Resort or a Vacation Ownership Interest (as those terms are defined below) hereby represent, warrant and covenant to each Underwriter as follows:

         (a) Compliance with Registration Requirements. The Registration Statement and any Rule 462(b) Registration Statement have been declared effective by the Commission under the Securities Act. The Company has complied to the Commission's satisfaction with all requests of the Commission for additional or supplemental information. No stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the best knowledge of the Company, are contemplated or threatened by the Commission.

         Each preliminary prospectus and the Prospectus when filed complied in all material respects with the Securities Act and, if filed by electronic transmission pursuant to EDGAR (except as may be permitted by Regulation S-T under the Securities Act), was identical to the copy thereof delivered to the Underwriters for use in connection with the offer and sale of the Common Shares. Each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto, at the time it became effective and at all subsequent times, complied and will comply in all material respects with the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as amended or supplemented, as of its date and at all subsequent times, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment thereto, or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by the Representative expressly for use therein. There are no contracts or other documents required to be described in the Prospectus or to be filed as exhibits to the Registration Statement which have not been described or filed as required.

         (b) Offering Materials Furnished to Underwriters. The Company has delivered to the Representative one complete manually signed copy of the Registration Statement and of each consent and certificate of experts filed as a part thereof, and conformed copies of the Registration Statement (without exhibits) and preliminary prospectuses and the Prospectus, as amended or supplemented, in such quantities and at such places as the Representative has reasonably requested for each of the Underwriters.

         (c) Distribution of Offering Material By the Company. Neither the Company nor any Affiliated Company, Related Partnership or Subsidiary has distributed or will distribute, prior to the later of the Second Closing Date (as defined below) and the completion of the Underwriters' distribution of the Common Shares, any offering material in connection with the offering and sale of the Common Shares other than a preliminary prospectus, the Prospectus or the Registration Statement.

         (d) The Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

         (e) Authorization of the Common Shares. The Common Shares to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement, will be validly issued, fully paid and nonassessable.

         (f) No Applicable Registration or Other Similar Rights. There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as have been duly waived.

         (g) No Material Adverse Change. Except as otherwise disclosed in the Prospectus, subsequent to the respective dates as of which information is given in the Prospectus: (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company, its Subsidiaries or any of the Affiliated Companies or Related Partnerships (any such change is called a "Material Adverse Change"); (ii) the Company, its Subsidiaries, and any of the Affiliated Companies or Related Partnerships have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company, any of its Subsidiaries, Affiliated Companies or Related Partnerships on any class of capital stock or repurchase or redemption by the Company or any of its Subsidiaries, Affiliated Companies or Related Partnerships of any class of capital stock; and (iv) neither the Company nor any Subsidiary, Affiliated Company or Related Partnership has sustained any material loss or interference with its respective businesses or properties from fire, flood, windstorm, accident or other calamity, whether or not covered by insurance.

         (h) Independent Accountants. Deloitte & Touche LLP, who have expressed their opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules filed with the Commission as a part of the Registration Statement and included in the Prospectus, are independent public or certified public accountants as required by the Securities Act and the Securities and Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the "Exchange

Act").

         (i) Preparation of the Financial Statements. The financial statements filed with the Commission as a part of any Form 10-Q or Form 10-K or the Registration Statement and included in the Prospectus present fairly the consolidated financial position of the Company and its Subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified. The supporting schedules included in the Registration Statement present fairly the information required to be stated therein. Such financial statements and supporting schedules have been prepared in conformity with generally accepted accounting principles, as applied in the United States, applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. No other financial statements or supporting schedules are required to be included in the Registration Statement. The financial data set forth in the Prospectus under the captions "Prospectus Summary--Summary Consolidated Historical and Pro Forma Financial Data," "Selected Consolidated Historical and Pro Forma Financial Data" and "Capitalization" fairly present the information set forth therein on a basis consistent with that of the audited financial statements contained in the Registration Statement. The pro forma consolidated financial statements of the Company and its Subsidiaries and the related notes thereto included under the caption "Prospectus Summary--Summary Consolidated Historical and Pro Forma Financial Data", "Selected Consolidated Historical and Pro Forma Financial Data" and elsewhere in the Prospectus and in the Registration Statement present fairly the information contained therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly presented on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

         (j) Incorporation and Good Standing of the Company and its Subsidiaries, Affiliated Companies and Related Partnerships. Each of the Company, its Subsidiaries and Affiliated Companies has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and, in the case of the Company, to enter into and perform its obligations under this Agreement; and no proceeding has been instituted or threatened in any jurisdiction seeking to revoke, limit or curtail such power and authority. Each of the Related Partnerships has been duly formed and is validly existing as a partnership or joint venture in good standing under the laws of its jurisdiction of formation, with full power and authority (partnership and other) to own and lease its properties and conduct its respective businesses and no procedure has been instituted or threatened in any jurisdiction seeking to revoke, limit or curtail such power and authority. Each of the Company and each Subsidiary, Affiliated Company and Related Partnership is duly qualified as a foreign corporation, partnership or limited liability company, as applicable, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change; and no proceeding has been instituted or threatened in any such jurisdiction seeking to revoke, limit or curtail such qualification. All of the issued and outstanding capital stock, partnership interests or membership interests of each Subsidiary, Affiliated Company and Related Partnership have been duly authorized and validly issued, is fully paid and nonassessable and is owned by the Company, directly or through Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the Subsidiaries listed in Exhibit 21 to the Registration Statement.

         (k) Capitalization and Other Capital Stock Matters. The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus under the caption "Capitalization" (other than for subsequent issuances, if any, pursuant to employee benefit plans described in the Prospectus or upon exercise of outstanding options or warrants described in the Prospectus). The Common Stock (including the Common Shares) conforms in all material respects to the description thereof contained in the Prospectus. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with federal and state securities laws. No further approval or authority of the holders of the Common Stock or the Board of Directors of the Company is required for the issuance and sale of the Common Shares as contemplated in this Agreement. Neither the issuance of the Common Shares nor the issuance of the outstanding shares of Common Stock were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its Subsidiaries, Affiliated Companies and Related Partnerships other than those accurately described in the Prospectus. The issued and outstanding capital stock of each Subsidiary and Affiliated Company has been validly issued and are fully paid and nonassessable and have been issued in compliance with all federal and state securities laws. The issued and outstanding partnership interests in each of the Related Partnerships has been validly issued and are fully paid and nonassessable and have been issued in compliance with all federal and state securities laws. Neither the Company nor any of the Subsidiaries, Affiliated Companies or Related Partnerships has outstanding any options to purchase, or any preemptive rights or any other rights to subscribe for or to purchase the securities of any of the Company, Subsidiaries, Affiliated Companies or Related Partnerships, or obligations convertible into, or any contracts or commitments to issue or sell shares of their capital stock, partnership interests or limited liability company interests, as the case may be, or any such options, rights, convertible securities or obligations. The description of the Company's stock options, stock bonuses and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in the Prospectus accurately and fairly presents the information required to be shown with respect to such options, bonuses, plans, arrangements and rights.

         (l) Preferred Stock, Warrants, etc. _________________________,
__________________, and ____________________ are the only beneficial owners of preferred stock of the Company. _________________________, __________________,
and ____________________ are the only beneficial owners of warrants of the Company. There exist no securities or debt which is convertible into any capital stock of the Company.

         (m) Stock Exchange Listing. The Common Stock (including the Common Shares) is registered pursuant to Section 12(g) of the Exchange Act and is included on the Nasdaq National Market, and the Company has taken no action designed to terminate, or likely to have the effect of terminating, the registration of the Common Stock under the Exchange Act, or exclude, or likely to have the effect of excluding, the Common Stock from the Nasdaq National Market, including, without limitation, the five for one reverse stock split of the Company's Common Stock, effective January __, 1998. In addition, the Company has not received any notification that the Commission or the National Association of Securities Dealers, Inc., or the Nasdaq Stock Market, Inc. (collectively, together with NASD Regulation, Inc., the "NASD") is contemplating terminating such registration or inclusion.

         (n) No Current Material Defaults. Neither the Company nor any of its Subsidiaries, Affiliated Companies or Related Partnerships is (i) in violation of its charter, by-laws, partnership agreement, certificate of partnership agreement or other organizational document or (ii) in default (or, with the giving of notice or lapse of time, or both, would be in default) ("Default") under any indenture, mortgage, loan or credit agreement, note, contract, tax indemnity agreement, settlement agreement, franchise, lease, timeshare or related agreement, or management agreement or other instrument to which the Company or any of its Subsidiaries, Affiliated Companies or Related Partnerships is a party or by which it or any of them may be bound or to which any of the property or assets of the Company or any of its Subsidiaries, Affiliated Companies or Related Partnerships is subject (each of the instruments or agreements listed in clauses (i) and (ii) immediately above, an "Existing Instrument"), including, without limitation, the Existing Instruments listed in Schedule C attached hereto, except for such Defaults as would not, individually or in the aggregate, result in a Material Adverse Change.

         (o) Authorization; Non-Contravention of Existing Instruments. The execution, delivery and performance by the Company and each Subsidiary, Affiliated Company or Related Partnership, as applicable, of this Agreement and consummation of the transactions contemplated by this Agreement and by the Prospectus (i) have been duly authorized by all necessary corporate, partnership or member action, as applicable, and will not result in any violation of the provisions of the charter, by-laws, partnership agreement, partnership certificate or other organizational document, as applicable, of the Company or any Subsidiary, Affiliated Company or Related Partnership, (ii) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary, Affiliated Company or Related Partnership pursuant to any Existing Instrument, except for such conflicts, breaches, Defaults, liens, charges or encumbrances as would not, individually or in the aggregate, result in a Material Adverse Change, (iii) will not require the consent of any other party to an Existing Instrument, except for such consents which have been obtained in writing by the Company or a Subsidiary, Affiliated Company or Related Partnership, as applicable, and copies of which have been delivered by the Company to the Underwriters and its counsel (the "Written Consents"), and (iv) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or any Subsidiary, Affiliated Company or Related Partnership. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, including the satisfaction of any requirements pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or the satisfaction of any requirements of any timeshare regulatory authority, is required for the Company's execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby and by the Prospectus, except such as have been obtained or made by the Company and are in full force and effect under the Securities Act, applicable state securities or blue sky laws and from the National Association of Securities Dealers, Inc. (the "NASD"). As used herein, a "Debt Repayment Triggering Event" means any event or condition which gives, or with the giving of notice or lapse of time, or both, would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any Subsidiary, Affiliated Company or Related Partnership.

         (p) Material Agreements. Each of the agreements incorporated by reference in this Agreement, in the Prospectus or as exhibits to the Registration Statement in connection with the offering and the Company's business, including without limitation, those listed in Schedule C, has been, or prior to the consummation of the offering will be, duly authorized, executed and delivered by the parties thereto and constitute a valid and binding agreement of the parties thereto; and neither the Company, nor any of the Subsidiaries, Affiliated Companies or Related Partnerships, nor any other party is, or upon the consummation of the offering will be, in breach of or default under any agreement. The Company, each Subsidiary, Affiliated Company and Related Partnership and, each other party to each agreement, has full legal right, power and authority to enter into each such agreement and to consummate the transactions contemplated therein.

         (q) No Further Authorizations or Approvals Required. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the execution, delivery and performance by the Company and each Subsidiary, Affiliated Company or Related Partnership, as applicable, of this Agreement and for consummation of the transactions contemplated by this Agreement and by the Prospectus, except such as have been obtained or made and are in full force and effect under the Securities Act, applicable state securities or blue sky laws and from the NASD.

         (r) No Material Actions or Proceedings. There are no legal or governmental actions, suits or proceedings pending or threatened (i) against or affecting the Company or any of its Subsidiaries, Affiliated Companies or Related Partnerships, (ii) which have as the subject thereof any officer or director of, or property owned or leased by, the Company or any of its Subsidiaries, Affiliated Companies or Related Partnerships or (iii) relating to environmental or discrimination matters, where in any such case (A) there is a reasonable possibility that such action, suit or proceeding might be determined adversely to the Company or such Subsidiary, Affiliated Company or Related Partnership and (B) any action, suit or proceeding, if so determined adversely, would reasonably be expected to result in a Material Adverse Change or to adversely affect the consummation of the transactions contemplated by this Agreement. No material labor dispute with the employees of the Company or any of its Subsidiaries, Affiliated Companies or Related Partnerships exists or is threatened or imminent.

         (s) Compliance with All Laws Regulating Timeshare Business. Each of the Company and each of the Subsidiaries, Affiliated Companies and Related Partnerships is and, upon consummation of the offering, will be, in compliance with all federal, state, local and foreign laws and regulations regarding, without limitation, the marketing of offers to sell, offers to sell, and sales of, timeshare resorts and vacation ownership interests, and all federal, state, local and foreign laws and regulations governing all licenses to sell and offers to sell interests in timeshare resorts, including, without limitation, the Federal Trade Commission Act, Truth in Lending Act and Regulation Z, Equity Opportunity Credit Act and Regulation B, Interstate Land Sales Full Disclosure Act, Real Estate Settlement Procedures Act, Consumer Credit Protection Act, Telephone Consumer Protection Act, Telemarketing and Consumer Fraud and Abuse Prevention Act, Fair Housing Act and Civil Rights Acts of 1964, 1968 and 1991, and all licensure, anti-fraud, telemarketing, prize, gift, sweepstakes and labor laws to which it is or may become subject (collectively "Timeshare Laws"). Each of the Subsidiaries, Affiliated Companies and Related Partnerships has filed and, upon consummation of the offering, will file, all required documents and supporting information in compliance with all Timeshare Laws.

         (t) Intellectual Property Rights. Except as otherwise disclosed in the Prospectus, the Company and its Subsidiaries, Affiliated Companies and Related Partnerships own or possess sufficient trademarks, trade names, patent rights, copyrights, licenses, approvals, trade secrets and other similar rights, including, without limitation, rights to the names appearing on Schedule D (collectively,

"Intellectual Property Rights") reasonably necessary to conduct their businesses as now conducted; and the expected expiration of any of such Intellectual Property Rights would not result in a Material Adverse Change. Neither the Company nor any of its Subsidiaries, Affiliated Companies and Related Partnerships has received any notice of infringement or conflict with asserted Intellectual Property Rights of others, which infringement or conflict, if the subject of an unfavorable decision, would result in a Material Adverse Change.

         (u) All Necessary Permits, etc. The Company and each Subsidiary, Affiliated Company and Related Partnership possess such valid and current certificates, authorizations, licenses or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies as are necessary to conduct their respective businesses, including, without limitation, all licenses to sell and offers to sell interests in timeshare resorts and vacation ownership interests, and neither the Company nor any Subsidiary, Affiliated Company or Related Partnership has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization, license or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could result in a Material Adverse Change.

         (v) Title to Resorts and Other Properties. The Company and each of its Subsidiaries, Affiliated Companies and Related Partnerships has good and marketable title to all the properties and assets, including Vacation Ownership Interests (as defined in the Prospectus), reflected as owned in the financial statements referred to in Section 1(i) above (or elsewhere in the Prospectus), including, without limitation, all of the ILX Resorts (as defined in the Prospectus) and the Additional Resorts (as defined in the Prospectus, and together with the ILX Resorts, the "Resorts") and the other Vacation Ownership Interests described in the Prospectus as owned by the Company and each Subsidiary, Affiliated Company or Related Partnership, in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except such as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company or such Subsidiary, Affiliated Company or Related Partnership. The real property, improvements, equipment and personal property held under lease by the Company or any Subsidiary, Affiliated Company or Related Partnership are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by such entities. The Company, and each Subsidiary, Affiliated Company and Related Partnership owns or leases all such properties as are necessary to operate the Resorts and its other business as now conducted.

         (w) Resort Mortgages. The mortgages and deeds of trust encumbering the Company and the Subsidiaries, Affiliated Companies and Related Partnerships' interests in the Resorts are not convertible into equity securities of the Company or any Subsidiary, Affiliated Company or Related Partnership nor, upon the consummation of the offering, will any lender hold a participating interest in any such equity securities; such mortgages and deeds of trust are not cross-defaulted or cross-collateralized to any mortgage or deed of trust encumbering property that is not to be owned directly or indirectly by the Company; and the offering shall not cause an acceleration of the underlying indebtedness.

         (x) Title Insurance. Title insurance in favor of the Company will be in force with respect to each of the Resorts in an amount reasonably acceptable to the Representatives (except with respect to the Additional Resorts where there shall be issued a legal opinion in form and substance satisfactory to the Representatives opining on the Company's interest in such Resorts).

         (y) Adequate Personal Property. The personal property used and maintained as part of the Resorts is adequate to enable the Company, and each of its Subsidiaries, Affiliated Companies and Related Partnerships to continue to conduct the operations of the Resorts in the manner in which such operations have normally been conducted by the Company or each of its Subsidiaries, Affiliated Companies and Related Partnerships, as applicable.

         (z) Tax Law Compliance. The Company and its Subsidiaries, Affiliated Companies and Related Partnerships have filed all necessary federal, state and foreign income and franchise tax returns or have properly requested extensions thereof and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them except as may be being contested in good faith and by appropriate proceedings and as described in the Prospectus. The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 1(i) above in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its Subsidiaries, Affiliated Companies and Related Partnerships has not been finally determined.

         (aa) Company Not an "Investment Company". The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the "Investment Company Act"). The Company is not, and after receipt of payment for the Common Shares will not be, an "investment company" within the meaning of the Investment Company Act and will conduct its business in a manner so that it will not become subject to the Investment Company Act.

         (ab) Insurance. Each of the Company and its Subsidiaries, Affiliate Companies and Related Partnerships are insured by nationally recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses including, but not limited to, policies covering the Company and its Subsidiaries, Affiliated Companies and Related Partnerships against business interruptions and policies covering real and personal property owned or leased by the Company and its Subsidiaries, Affiliated Companies and Related Partnerships against theft, damage, destruction, acts of vandalism and earthquakes. The Company has no reason to believe that it or any Subsidiary, Affiliated Company or Related Partnership will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change. Neither of the Company, any Subsidiary, Affiliated Company or Related Partnership nor Joseph P. Martori or Nancy J. Stone has been denied any insurance coverage which it, or they, as applicable, has sought or for which it has applied.

         (ac) No Price Stabilization or Manipulation. The Company has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Common Shares.

         (ad) No Broker or Finder Fees. Neither the Company nor any affiliate of the Company has incurred any liability for a fee, commission or other compensation on account of the employment or engagement of a broker or finder in connection with the transactions contemplated by this Agreement.

         (ae) Related Party Transactions. There are no business relationships or related-party transactions involving the Company or any Subsidiary, Affiliated Company or Related Partnership or any other person required to be described in the Prospectus which have not been described as required.

         (af) Material Contracts. There are no contracts or other documents required to be described in the Registration Statement or to be filed as exhibits to the Registration Statement by the Securities Act which have not been described or filed as required. Neither the Company nor any Subsidiary, Affiliated Company or Related Partnership is subject to a collective bargaining agreement.

         (ag) No Unlawful Contributions or Other Payments. Neither the Company nor any of its Subsidiaries, Affiliated Companies or Related Partnerships, nor any employee or agent of the Company or any Subsidiary, Affiliated Company or Related Partnership, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character required to be disclosed in the Prospectus.

         (ah) Company's Accounting System. The Company and its Subsidiaries, Affiliated Companies and Related Partnerships maintain and will continue to maintain a system of accounting controls sufficient to provide reasonable assurances that, (i) transactions are executed in accordance with management's general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with the management's general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         (ai) Compliance with Environmental Laws. (i) Neither the Company nor any of its Subsidiaries, Affiliated Companies or Related Partnerships is in violation of any federal, state, local or foreign law or regulation relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of Hazardous Materials (as herein defined), chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, "Materials of Environmental Concern"), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environment Concern (collectively, "Environmental Laws"), which violation includes, without limitation, noncompliance with any permits or other governmental authorizations required for the operation of the business of the Company or its Subsidiaries, Affiliated Companies or Related Partnerships under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, nor has the Company or any of its Subsidiaries, Affiliated Companies or Related Partnerships received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company or any of its Subsidiaries, Affiliated Companies or Related Partnerships is in violation of any Environmental Law; (ii) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Company has received written notice, and no written notice by any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys' fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased or operated by the Company or any of its Subsidiaries, Affiliated Companies or Related Partnerships, now or in the past (collectively, "Environmental Claims"), pending or, threatened against the Company or any of its Subsidiaries, Affiliated Companies or Related Partnerships or any person or entity whose liability for any Environmental Claim the Company or any of its Subsidiaries, Affiliated Companies or Related Partnerships has retained or assumed either contractually or by operation of law; (iii) there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that reasonably could be expected to result in a violation of any Environmental Law or form the basis of a potential Environmental Claim against the Company or any of its Subsidiaries, Affiliated Companies or Related Partnerships or against any person or entity whose liability for any Environmental Claim the Company or any of its Subsidiaries, Affiliated Companies, Related Partnerships or related parties has retained or assumed either contractually or by operation of law; and (iv) the Company and any Subsidiary, Affiliated Company or Related Partnership has obtained a Phase I Environmental Site Assessment with respect to each property that the Company and any Subsidiary, Affiliated Company or Related Partnership has title or an interest, and each of the foregoing entities has obtained a Phase II Environmental Site Assessment where indicated or advised by their environmental advisors. As used herein, "Hazardous Material" shall mean
(a) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended ("CERCLA"), (b) any "hazardous waste" as defined by the Resource Conservation and Recovery Act, as amended, (c) any petroleum or petroleum product, (d) any polychlorinated biphenyl and (e) any pollutant or contaminant or hazardous, dangerous, or toxic chemical, material, waste or substance regulated under or within the meaning of any other Environmental Law.

         (aj) No Material or Undisclosed Environmental Liability. There is no liability, alleged liability or potential liability (including, without limitation, liability, alleged liability or potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries or penalties), of the Company or any of its Subsidiaries, Affiliated Companies or Related Partnerships arising out of, based on or resulting from (a) the presence or release into the environment of any Material of Environmental Concern at any location, whether or not owned by the Company or any of its Subsidiaries, Affiliated Companies or Related Partnerships or (b) any violation or alleged violation of any Environmental Law, which liability, alleged liability or potential liability is required to be disclosed in the Registration Statement, other than as disclosed therein, or which liability, alleged liability or potential liability, singly or in the aggregate, would cause a Material Adverse Change.

         (ak)Periodic Review of Costs of Environmental Compliance. In the ordinary course of its business, the Company conducts a periodic review of the effect of Environmental Laws on the business, operations and properties of the Company and its Subsidiaries, Affiliated Companies or Related Partnerships, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review and the amount of its established reserves, the Company has reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, result in a Material Adverse Change.

         (al) No ERISA "Plan Assets." None of the assets of the Company, or any of the Subsidiaries, Affiliated Companies or the Related Partnerships constitutes, nor will such assets, as of either the First or Second Closing Date, constitute "plan assets" under the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

         (am) ERISA Compliance. Except as otherwise disclosed in the Prospectus, the Company and its Subsidiaries, Affiliated Companies or Related Partnerships
         and any "employee benefit plan" (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, "ERISA")) established or maintained by the Company, its Subsidiaries, Affiliated Companies or Related Partnerships or their "ERISA Affiliates" (as defined below) are in compliance in with ERISA. "ERISA Affiliate" means, with respect to the Company or a Subsidiary, Affiliated Company or Related Partnership, any member of any group of organizations described in Sections 414(b),(c),(m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the "Code") of which the Company or such Subsidiary, Affiliated Company or Related Partnership is a member. No "reportable event" (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any "employee benefit plan" established or maintained by the Company, its Subsidiaries, Affiliated Companies or Related Partnerships or any of their ERISA Affiliates. No "employee benefit plan" established or maintained by the Company, its Subsidiaries, Affiliated Companies or Related Partnerships or any of their ERISA Affiliates, if such "employee benefit plan" were terminated, would have any "amount of unfunded benefit liabilities" (as defined under ERISA). Neither the Company, its Subsidiaries, Affiliated Companies or Related Partnerships nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "employee benefit plan" or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each "employee benefit plan" established or maintained by the Company, its Subsidiaries, Affiliated Companies or Related Partnerships or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

         (an) Compliance with All (Other) Applicable Laws. Each of the Company and each Subsidiary, Affiliated Company or Related Partnership is conducting business in compliance with all applicable state, federal and foreign laws, rules and regulations, except where the failure to be in compliance, if the subject of an unfavorable decision, ruling or finding, would not singly or in the aggregate result in a Material Adverse Change. The description of the laws and regulations affecting the Company and the Subsidiaries, Affiliated Companies or Related Partnerships' operations in the Prospectus is a true and accurate description thereof in all material respects.

         (ao) Financial Projections. The statements, (including the assumptions described therein) included in the Registration Statement and the Prospectus under the headings "Prospectus Summary--Summary Consolidated Historical and Pro Forma Financial Data," and "Selected Consolidated Historical and Pro Forma Financial Data" (i) are within the coverage of Rule 175(b) under the Securities Act to the extent such data constitute forward looking statements as defined in Rule 175(c) and (ii) were made by the Company with a reasonable basis and reflect the Company's good faith estimate of the matters described therein.

         (ap) Environmental Engineering Firm. No environmental engineering firm which prepared Phase I, Phase II or Phase III environmental assessment reports (or other similar reports) with respect to the Resorts as set forth in the Registration Statement was employed for such purpose on a contingent basis or, has any substantial interest in the Company or any of its Subsidiaries, Affiliated Companies or Related Partnerships.

         (aq) No Labor Problems. No general labor problem exists or is imminent with respect to the employees of any of the Resorts, the Company, and each of its Subsidiaries, Affiliated Companies or Related Partnerships.

         (ar) Vacation Ownership Interests Not Securities. The Vacation Ownership Interests do not constitute "securities" under the Securities Act. Neither the offer, the sale nor the issuance of Vacation Ownership Interests by the Company or any of the Subsidiaries, Affiliated Companies or Related Partnerships required registration under the Securities Act or under the securities laws of any state nor does the fact that such interests are outstanding require registration under the Exchange Act.

         (as) No Options to Purchase Resorts. No person or entity has an option or right of first refusal to purchase all or part of any the Resorts or Vacation Ownership Interests or any interest therein.

         (at) ARDA's Consent Obtained. The timeshare industry information and data set forth in the Registration Statement and the Prospectus was obtained from American Resort Development Association ("ARDA") pursuant to ARDA's consent and no further consent is necessary to prevent ARDA from filing a claim against the Company or the Underwriters for wrongful or unpermitted use of the foregoing information or data.

         (au) Proxy Statement. The Proxy Statement of the Company for the Special Meeting of Stockholders of the Company to be held Friday, January 9, 1998, and all notice of such meeting was undertaken and completed in compliance with the Company's articles of incorporation, by-laws, the Securities Act and the Exchange Act.

         (av) Subsidiaries, Affiliated Companies and Related Partnerships. ILX Resorts Incorporated, an Arizona corporation, Los Abrigados Partners Limited Partnership, an Arizona limited partnership, VCA South Bend Incorporated, an Arizona corporation, VCA Tucson Incorporated, an Arizona corporation, Southern Vacations, Inc., a Florida corporation, and Genesis Investment Group, Inc., an Arizona corporation are the only entities which have beneficial ownership of or an interest in the Resorts or the Vacation Ownership Interests.

         (aw) Compliance with All Lending Laws. Each of the Company and each of the Subsidiaries, Affiliated Companies and Related Partnerships is and, upon consummation of the offering, will be, in compliance with all federal, state, local and foreign laws and regulations regarding, without limitation, the underwriting of loans or extending of credit, and all federal, state, local and foreign laws and regulations governing all licenses to underwrite loans or extend credit, including, without limitation, the Truth in Lending Act and Regulation Z, Equal Opportunity Credit Act and Regulation B, Consumer Credit Protection Act, Regulation T, and all usury laws to which it is or may become subject (collectively "Lending Laws"). Each of the Subsidiaries, Affiliated Companies and Related Partnerships has filed and, upon consummation of the offering, will file, all required documents and supporting information in compliance with the Lending Laws.

     Any certificate signed by an officer of the Company and delivered to the Representative or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company and each Subsidiary, Affiliated Company and Related Partnership to each Underwriter as to the matters set forth therein.


         SECTION 2.  PURCHASE, SALE AND DELIVERY OF THE COMMON SHARES.

         (a) The Firm Common Shares. The Company agrees to issue and sell to the several Underwriters the Firm Common Shares upon the terms herein set forth. On the basis of the representations, warranties and agreements contained in this Agreement, and upon the terms but subject to the conditions set forth in this Agreement, the Underwriters agree, severally and not jointly, to purchase from the Company the respective number of Firm Common Shares set forth opposite their names on Schedule A. The purchase price per Firm Common Share to be paid by the several Underwriters to the Company shall be $___ per share.


         (b) The First Closing Date. Delivery of certificates for the Firm Common Shares to be purchased by the Underwriters and payment therefor shall be made at the offices of EVEREN Securities, Inc., 77 W. Wacker Drive, Suite 3100, Chicago, Illinois (or such other place as may be agreed to by the Company and the Representative) at 9:00 a.m. San Francisco time, as the Representative shall designate by notice to the Company (the time and date of such closing is called the "First Closing Date"). The Company hereby acknowledges that circumstances under which the Representative may provide notice to postpone the First Closing Date as originally scheduled include, without limitation, any determination by the Company or the Representative to recirculate to the public copies of an amended or supplemented Prospectus or a delay as contemplated by the provisions of Section 10.

         (c) The Optional Common Shares; the Second Closing Date. In addition, on the basis of the representations, warranties and agreements contained in this Agreement, and upon the terms but subject to the conditions set forth in this Agreement, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to an aggregate of 375,000 Optional Common Shares from the Company at the purchase price per share to be paid by the Underwriters for the Firm Common Shares. The option granted hereunder is for use by the Underwriters solely in covering any over-allotments in connection with the sale and distribution of the Firm Common Shares. The option granted hereunder may be exercised at any time (but not more than once) upon notice by the Representative to the Company, which notice may be given at any time within thirty (30) days from the date of this Agreement. Such notice shall set forth (i) the aggregate number of Optional Common Shares as to which the Underwriters are exercising the option, (ii) the names and denominations in which the certificates for the Optional Common Shares are to be registered and (iii) the time, date and place at which such certificates will be delivered (which time and date may be simultaneous with, but not earlier than, the First Closing Date; and in such case the term "First Closing Date" shall refer to the time and date of delivery of certificates for the Firm Common Shares and the Optional Common Shares). Such time and date of delivery, if subsequent to the First Closing Date, is called the "Second Closing Date" and shall be determined by the Representative and shall not be earlier than three nor later than five full business days after delivery of such notice of exercise. If any Optional Common Shares are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Optional Common Shares (subject to such adjustments to eliminate fractional shares as the Representative may determine) that bears the same proportion to the total number of Optional Common Shares to be purchased as the number of Firm Common Shares set forth on Schedule A opposite the name of such Underwriter bears to the total number of Firm Common Shares. The Representative may cancel the option at any time prior to its expiration by giving written notice of such cancellation to the Company.

         (d) Public Offering of the Common Shares. The Representative hereby advises the Company that the Underwriters intend to offer for sale to the public, as described in the Prospectus, their respective portions of the Common Shares as soon after this Agreement has been executed and the Registration Statement has been declared effective as the Representative, in its sole judgment, has determined is advisable and practicable.

         (e) Payment for the Common Shares. Payment for the Common Shares shall be made at the First Closing Date (and, if applicable, at the Second Closing
Date) by wire transfer of immediately available funds to the order of the Company.

         It is understood that the Representative has been authorized, for its own account and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Firm Common Shares and any Optional Common Shares the Underwriters have agreed to purchase. EVEREN Securities, Inc., individually and not as the Representative of the Underwriters, may (but shall not be obligated to) make payment for any Common Shares to be purchased by any Underwriter whose funds shall not have been received by the Representative by the First Closing Date or the Second Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

         (f)   Delivery of the Common Shares.

         (i) The Company shall deliver, or cause to be delivered, to the Representative for the accounts of the several Underwriters certificates for the Firm Common Shares at the First Closing Date, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The Company shall also deliver, or cause to be delivered, to the Representative for the accounts of the several Underwriters, certificates for the Optional Common Shares the Underwriters have agreed to purchase at the First Closing Date or the Second Closing Date, as the case may be, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The certificates for the Common Shares shall be in definitive form and registered in such names and denominations as the Representative shall have requested at least two (2) full business days prior to the First Closing Date (or the Second Closing Date, as the case may be) and shall be made available for inspection on the business day preceding the First Closing Date (or the Second Closing Date, as the case may be) at a location in New York City as the Representative may designate.

         (ii) Notwithstanding the terms of the preceding Section 2(f)(i), or elsewhere in this Agreement, that contemplate physical certificates for the Common Shares, upon the Company's request, but only with the consent of the Representative, the Common Shares may be issued without certificates and constructive delivery of such uncertificated Common Shares to the Underwriters may be accomplished through the FAST system of The Depository Trust Company by the Company causing the transfer agent and registrar of the Common Shares, on the applicable Closing Date, to issue one or more Depository Trust Company Book Entry Positions, representing in the aggregate the number of Common Shares to be delivered to the Representative on such Closing Date, to such account or accounts as shall be specified by the Representative in an instruction letter or other communication to the Company or such transfer agent.

         (g) Time of the Essence. Time shall be of the essence, and delivery at the time and in the manner specified in this Agreement is a further condition to the obligations of the Underwriters.

         (h) Delivery of Prospectus to the Underwriters. Not later than 10:00 p.m. Chicago time on the second business day following the date the Common Shares of released by the Underwriters for sale to the public, the Company shall deliver or cause to be delivered copies of the Prospectus in such quantities and at such places as the Representative shall request.

               SECTION 3. ADDITIONAL COVENANTS. The Company and its Subsidiaries, Affiliated Companies and Related Partnerships which have a beneficial ownership in or an interest in any part of a Resort or a Vacation Ownership Interest further covenant and agree with each Underwriter as follows:

         (a) Representative's Review of Proposed Amendments and Supplements. During such period beginning on the date of this Agreement and ending on the later of the First Closing Date or such date, as in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales by an Underwriter or dealer (the "Prospectus Delivery Period"), prior to amending or supplementing the Registration Statement (including any registration statement filed under Rule 462(b) under the Securities Act) or the Prospectus (including any amendment or supplement through incorporation by reference of any report filed under the Exchange Act), the Company shall furnish to the Representative for review a copy of each such proposed amendment or supplement, and the Company shall not file any such proposed amendment or supplement to which the Representative objects.

         (b) Securities Act Compliance. After the date of this Agreement, the Company shall promptly advise the Representative in writing (i) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (ii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any preliminary prospectus or the Prospectus,
     (iii) of the time and date that any post-effective amendment to the Registration Statement becomes effective and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Common Stock from any securities exchange upon which the Common Stock is listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order at any time, the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b), 430A and 434, as applicable, under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under such Rule 424(b) were received in a timely manner by the Commission.

          (c) Amendments and Supplements to the Prospectus and Other Securities Act Matters. If, during the Prospectus Delivery Period, any event shall occur or condition exist as a result of which it is necessary, in the opinion of the Representative or counsel to the Underwriters, to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if in the opinion of the Representative or counsel for the Underwriters it is otherwise necessary to amend or supplement the Prospectus to comply with law, the Company agrees promptly to prepare (subject to Section 3(a) hereof), file with the Commission and furnish at its own expense to the Underwriters and to dealers, amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

         (d) Copies of any Amendments and Supplements to the Prospectus. The Company agrees to furnish the Representative, without charge, during the Prospectus Delivery Period, as many copies of the Prospectus and any amendments and supplements thereto as the Representative may request.

         (e) Press Releases. If at any time during the ninety (90) day period after the Registration Statement becomes effective, any rumor, publication or event relating to or affecting the Company or its Subsidiaries, Affiliated Companies or Related Partnerships shall occur as a result of which, in the Representative's opinion, the market price of the Common Stock has been or is likely materially to be affected (regardless of whether such rumor, publication or event necessitates a supplement or amendment to the Prospectus), the Company will, after written notice from the Representative advising the Company to the effect set forth above, promptly prepare, consult with the Representative concerning the content of, and disseminate a press release or other public statement, satisfactory to the Representative, responding to or commenting on such rumor, publication or event.

          (f) Blue Sky Compliance. The Company shall cooperate with the Representative and counsel for the Underwriters to qualify or register the Common Shares for sale under (or obtain exemptions from the application of) the Blue Sky or state securities laws of those jurisdictions designated by the Representative, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Common Shares. The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise the Representative promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Common Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

         (g) Use of Proceeds. The Company shall apply the net proceeds from the sale of its Common Shares contemplated by this Agreement (a) to retire the debt set forth on Schedule E attached hereto, and (b) for working capital purposes. No use will be made of the proceeds other than those contemplated by this section.

         (h) Compliance with Undertakings. The Company will comply with all the provisions of any undertakings contained, or incorporated by reference, in the Registration Statement.

          (i) Transfer Agent. The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Common Stock.

         (j) Continuing Inclusion in the Nasdaq National Market. The Company will use its best efforts to continue the inclusion of the Common Stock in the Nasdaq National Market System and will continue to comply in all material respects with all of the rules and regulations thereof applicable to the Company and the inclusion of the Common Stock.

         (k) Earnings Statement. As soon as practicable, the Company will make generally available to its security holders and to the Representative an earnings statement (which need not be audited) covering the twelve month period ending on the final day of the Company's first quarter that ends at least one year after "the effective date of the Registration Statement" (as defined in Rule 158(c) under the Securities Act) that satisfies the provisions of Section 11(a) of the Securities Act.

         (l) Periodic Reporting Obligations. During the Prospectus Delivery Period the Company shall file, on a timely basis, with the Commission and the Nasdaq National Market all reports and documents required to be filed under the Exchange Act. Additionally, the Company shall file with the Commission all reports on Form SR as may be required under Rule 463 under the Securities Act.

          (m) Agreement Not To Offer or Sell Additional Securities. During the period of one hundred eighty (180) days following the date of the Prospectus, the Company will not, and will cause each of its directors, officers, and five percent (5%) or greater shareholders to enter into agreements (the "Lock-up Agreements"), substantially in the form of Exhibit C, to the effect that each of them will not, without the prior written consent of EVEREN Securities, Inc. (which consent may be withheld at the sole discretion of EVEREN Securities, Inc.), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open "put equivalent position" within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any shares of Common Stock, options or warrants to acquire shares of the Common Stock or securities exchangeable or exercisable for or convertible into shares of Common Stock (other than as specifically contemplated by this Agreement with respect to the Common Shares); provided, however, that the Company may issue shares of its Common Stock or options to purchase its Common Stock, or Common Stock upon exercise of options, pursuant to any stock option, stock bonus or other stock plan or arrangement described in the Prospectus, but only if the holders of such shares, options, or shares issued upon exercise of such options, agree in writing not to directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open "put equivalent position" within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of or transfer, any such shares or options during such one hundred eighty (180) day period without the prior written consent of EVEREN Securities, Inc. (which consent may be withheld at the sole discretion of the EVEREN Securities, Inc.).

          (n) Future Reports to the Representative. During the period of five years after the date of this Agreement the Company will furnish to the Representative at 77 W. Wacker Drive, Suite 3100, Chicago, IL 60601,
     Attention: Mr. Jon K. Haahr, and to

     O'Melveny & Myers LLP, Attention: Peter T. Healy, Esq. at the address set forth in Section 13: (i) as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, stockholders' equity and cash flows for the year then ended and the opinion thereon of the Company's independent public or certified public accountants; (ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other report filed by the Company with the Commission, the NASD or any securities exchange; and (iii) as soon as available, copies of any report or communication of the Company mailed generally to holders of its capital stock.

          (o) Employment Agreements. The Company has or will prior to the First Closing enter into a separate employment agreements with each of Joseph P. Martori, Chief Executive Officer, and Nancy J. Stone, President, in a form approved by the Underwriters which shall provide, among other things, that Mr. Martori and Ms. Stone will devote substantially full time to the business of the Company and not engage in any competitive businesses or have beneficial ownership in any other company which competes or is in a competitive business with the Company and its Subsidiaries, Affiliated Companies and Related Partnerships, excepting any publicly traded company wherein such persons are not officers, directors, employees or sponsors. In particular, the individuals shall not manage, consult or participate in any way in any timeshare business or acquire any property, in their respective individual capacity or through an entity controlled by the respective individual, with the intent to convert the property to a timeshare operation.

     EVEREN Securities, Inc., on behalf of the several Underwriters, may, in its sole discretion, waive in writing the performance by the Company of any one or more of the foregoing covenants or extend the time for their performance.

         SECTION 4. PAYMENT OF EXPENSES. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement becomes effective or is terminated, the Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations under this Agreement and in connection with the transactions contemplated by this Agreement, including, without limitation (i) all expenses incident to the issuance and delivery of the Common Shares (including, without limitation, all printing and engraving costs), (ii) all fees and expenses of the registrar and transfer agent of the Common Stock, (iii) all necessary issuance, transfer and other stamp taxes in connection with the issuance and sale of the Common Shares to the Underwriters, (iv) all fees and expenses of the Company's counsel, independent public or certified pubic accountants and other advisors, (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including, without limitation, financial statements, exhibits, schedules, consents and certificates of experts), each preliminary prospectus and the Prospectus, and all amendments and supplements thereto, and this Agreement, (vi) all filing fees, attorneys' fees and expenses incurred by the Company or the Underwriters in connection with investigating the qualification of, or qualifying or registering (or obtaining exemptions from the qualification or registration of), all or any part of the Common Shares for offer and sale under the state securities or Blue Sky laws and such foreign securities laws as are designated by the Representative, and, if requested by the Representative, preparing and printing a "Blue Sky Survey" or memorandum, and any supplements thereto, advising the Underwriters of such qualifications, registrations and exemptions, (vii) the filing fees incident to, and the reasonable fees and expenses of counsel for the Underwriters in connection with, the NASD's review and approval of the Underwriters' participation in the offering and distribution of the Common Shares, (viii) the fees and expenses associated with including the Common Shares in the Nasdaq National Market, and (ix) all other fees, costs and expenses referred to in Item 14 of Part II of the Registration Statement. Except as provided in this Section 4, Section 6, Section 8 and Section 9 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel.


         SECTION 5. CONDITIONS OF THE OBLIGATIONS OF THE UNDERWRITERS. The obligations of the several Underwriters to purchase and pay for the Common Shares as provided in this Agreement on the First Closing Date and, with respect to the Optional Common Shares, on the Second Closing Date, shall be subject to the accuracy of the representations and warranties set forth in Section 1 of this Agreement as of the date of this Agreement and as of the First Closing Date as though then made and, with respect to the Optional Common Shares, as of the Second Closing Date as though then made, to the timely performance by the Company of its covenants and other obligations under this Agreement, and to each of the following additional conditions:

         (a) Accountants' Comfort Letter. On the date of this Agreement, the Representative shall have received from Deloitte & Touche LLP, independent public or certified public accountants for the Company, a letter dated the date of this Agreement addressed to the Underwriters, in form and substance satisfactory to the Representative, containing statements and information of the type ordinarily included in accountant's "comfort letters" to underwriters, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the audited and unaudited financial statements and certain financial information contained in the Registration Statement and the Prospectus (and the Representative shall have received such number of additional conformed copies of such accountants' letter as the Representative shall reasonably request).

         (b) Compliance with Registration Requirements; No Stop Order; No Material Misstatements or Omissions; No Objection from NASD. For the period from and after effectiveness of this Agreement and prior to the First Closing Date and, with respect to the Optional Common Shares, the Second Closing Date:

               (i) the Company shall have filed the Prospectus with the Commission (including the information required by Rule 430A under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act; or the Company shall have filed a post-effective amendment to the

          Registration Statement containing the information required by such Rule 430A, and such post-effective amendment shall have become effective; or, if the Company elected to rely upon Rule 434 under the Securities Act and obtained the Representative's consent thereto, the Company shall have filed a Term Sheet with the Commission in the manner and within the time period required by such Rule 424(b);

               (ii) no stop order suspending the effectiveness of the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission;

               (iii) the Representative shall not in good faith have advised the Company that the Registration Statement, or any amendment thereto, contains an untrue statement of fact that in the reasonable opinion of the Representative or its counsel is material or omits to state a fact that in the reasonable opinion of the Representative or its counsel is material and is required to be stated therein or is necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or that the Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in the reasonable opinion of you or your counsel is material or omits to state a fact that in the reasonable opinion of you or your counsel is material and is required to be stated therein or is necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and which statement or omission has not been or is not being corrected to your satisfaction; and

               (iv) the NASD shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

          (c) No Material Adverse Change or Ratings Agency Change. For the period from and after the date of this Agreement and prior to the First Closing Date and, with respect to the Optional Common Shares, the Second Closing Date:

               (i) in the judgment of the Representative there shall not have occurred any Material Adverse Change; and

               (ii) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of the Company or any of its Subsidiaries by any "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

          (d) Opinion of Counsel for the Company. On each of the First Closing Date and the Second Closing Date the Representative shall have received the favorable opinion of Squire, Sanders & Dempsey LLP, counsel for the Company, dated as of such Closing Date, the form of which is attached as Exhibit A (and the Representative shall have received such number of additional conformed copies of such counsel's legal opinion as the Representative shall reasonably request).

         (e) Opinion of Counsel for the Underwriters. On each of the First Closing Date and the Second Closing Date the Representative shall have received the favorable opinion of O'Melveny & Myers LLP, counsel for the Underwriters, dated as of such Closing Date, with respect to such matter as the Representative and its counsel shall reasonably determine as necessary.

         (f) Officers' Certificate. On each of the First Closing Date and the Second Closing Date the Representative shall have received a written certificate executed by the Chairman of the Board, Chief Executive Officer or President of the Company and the Chief Financial Officer or Chief Accounting Officer of the Company, dated as of such Closing Date, to the effect set forth in subsections (b)(ii) and (c)(ii) of this Section 5, and further to the effect that:

               (i) for the period from and after the date of this Agreement and prior to such Closing Date, there has not occurred any Material Adverse Change;

             (ii) the representations, warranties and covenants set forth in
         Section 1 of this Agreement are true and correct with the same force and effect as though expressly made on and as of such Closing Date; and

           (iii) the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date.

         (g) Bring-down Comfort Letter. On each of the First Closing Date and the Second Closing Date the Representative shall have received from Deloitte & Touche LLP, independent public or certified public accountants for the Company, a letter dated such date, in form and substance satisfactory to the Representative, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (a) of this Section 5, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the First Closing Date or Second Closing Date, as the case may be (and the Representative shall have received such number of additional conformed copies of such accountants' letter as the Representative shall reasonably request).

         (h) Lock-Up Agreements. On or before the First Closing Date, the Representatives shall have received an executed copy of each of the Lock-Up Agreements referred to in Section 3(m) and each such agreement shall be in full force and effect on each of the First Closing Date and the Second Closing Date.

         (i) Resort-Related Documents. On or before the First Closing Date, the Company or, the Subsidiaries, Affiliated Companies or Related Partnerships, as applicable, shall have made available to the Representative or its counsel with respect to each Resort, each of which has been received and approved prior to the date hereof:

               (i) Evidence satisfactory to the Underwriters that such Resort is owned by the Company or the applicable Subsidiary, Affiliated Company or Related Partnership, subject to the prior sale of any Vacation Ownership Interests at such Resort;

               (ii) Policies or certificates of insurance relating to the Resort evidencing coverages and in amounts customarily obtained by owners of similar Resorts;

               (iii) UCC, judgment and tax lien searches confirming that the personal property comprising a part of the Resort is subject to no liens;

               (iv) An engineering (structural) report from an engineer or engineers, together with Phase I environmental reports (or Phase II environmental reports if recommended by the Company's environmental engineers or counsel), each in a form satisfactory to the Representative, respecting each Resort; and

               (v) If such Resort is subject to an existing mortgage that will be prepaid in whole or in part from the proceeds of the offering (an "Existing Mortgage") as set forth on Schedule E, a letter dated not earlier than ten days prior to the First Closing Date from the holder of such Existing Mortgage indicating that the mortgagor or grantor under such Existing Mortgage is not then in default and indicating the principal amount required to satisfy all amounts then secured by such Existing Mortgage and the additional amount required for each day after the date of such letter necessary to satisfy all obligations secured thereby, together with all documentation and consents necessary to permit the repayment of all amounts owed and, if applicable, the release of the Existing Mortgage.

         (j) Written Assurances under the Existing Instruments. On or before the First Closing Date, the Company shall have made available to the Representative or its counsel the written consents referred to in Section 1(n), clause (iii) (regarding, among other matters, the absence of any default under the Existing Instruments).

         (k) Nasdaq National Market Inclusion. The Common Shares shall have been approved for inclusion in the Nasdaq National Market System, subject only to official notice of issuance.

         (l) Opinion of Local Timeshare Counsel. On each of the First Closing Date and the Second Closing Date the Representative shall have received the favorable opinion of local counsel reasonably acceptable to the Representative, each a special real estate and timeshare counsel for the Company, dated as of such Closing Date, the form of which is attached as Exhibit B (and the Representative shall have received such number of additional conformed copies of such counsel's legal opinion as the Representative shall reasonably request).

         (m) Employment Agreements. On or before the First Closing Date, the Representatives shall have received an executed copy of each of the Employment Agreements referred to in Section 3(o) and each such agreement shall be in full force and effect on each of the First Closing Date and the Second Closing Date.

         (n) Additional Documents. On or before each of the First Closing Date and the Second Closing Date, the Representative and counsel for the Underwriters shall have received such information, documents and opinions as they may require in their sole discretion for the purposes of enabling them to pass upon the issuance and sale of the Common Shares as contemplated in this Agreement, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, contained in this Agreement.

     If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representative by notice to the Company at any time on or prior to the First Closing Date and, with respect to the Optional Common Shares, at any time prior to the Second Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 4, Section 6, Section 8 and
Section 9 shall at all times be effective and shall survive such termination.

        SECTION 6. REIMBURSEMENT OF UNDERWRITERS' EXPENSES. If this Agreement is terminated by the Representative pursuant to Section 5, Section 7, Section 10 or
Section 11, or if the sale to the Underwriters of the Common Shares on the First Closing Date is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement in this Agreement or to comply with any provision of this Agreement, the Company agrees to reimburse the Representative and the other Underwriters (or such Underwriters as have terminated this Agreement with respect to themselves), severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Representative and the Underwriters in connection with the proposed purchase and the offering and sale of the Common Shares, including, without limitation, to fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.


         SECTION 7.  EFFECTIVENESS OF THIS AGREEMENT.

         This Agreement shall not become effective until the later of (i) the execution of this Agreement by the parties hereto and (ii) notification by the Commission to the Company and the Representative of the effectiveness of the Registration Statement under the Securities Act.

         Prior to such effectiveness, this Agreement may be terminated by any party by notice to each of the other parties hereto, and any such termination shall be without liability on the part (a) of the Company to any Underwriter, except that the Company shall be obligated to reimburse the expenses of the Representative and the

Underwriters pursuant to Sections 4 and 6 hereof, (b) of any Underwriter to the Company, or (c) of any party hereto to any other party except that the provisions of Section 8 and Section 9 shall at all times be effective and shall survive such termination.


         SECTION 8.  INDEMNIFICATION.

         (a) Indemnification of the Underwriters. The Company and its Subsidiaries, Affiliated Companies and Related Partnerships agree to indemnify and hold harmless each Underwriter, its officers and employees, and each person, if any, who controls any Underwriter within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter or such controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430A or Rule 434 under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iii) in whole or in part upon any inaccuracy in the representations and warranties contained in this Agreement; or (iv) in whole or in part upon any failure of the Company to perform its obligations under this Agreement or under law; or (v) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Common Stock or the offering contemplated by this Agreement, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon any matter covered by clause (i) or (ii) above, provided, however, that the Company shall not be liable under this clause (v) to the extent that a court of competent jurisdiction shall have determined by a final (non-appealable) judgment that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct; and to reimburse each Underwriter and each such controlling person for any and all expenses (including, without limitation, the fees and disbursements of counsel chosen by EVEREN Securities, Inc.) as such expenses are reasonably incurred by such Underwriter or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Representative expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); and provided, further, that with respect to any preliminary prospectus, the foregoing indemnity agreement shall not inure to the benefit of any Underwriter from whom the person asserting any loss, claim, damage, liability or expense purchased Common Shares, or any person controlling such Underwriter, if copies of the Prospectus were timely delivered to the Underwriter pursuant to Section 2 and a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Common Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage, liability or expense. The indemnity agreement set forth in this
     Section 8(a) shall be in addition to any liabilities that the Company may otherwise have.

         (b) Indemnification of the Company, its Directors and Officers. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, or any such director, officer or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any preliminary prospectus, the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by the Representative expressly for use therein; and to reimburse the Company, or any such director, officer or controlling person for any legal and other expense reasonably incurred by the Company, or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Company hereby acknowledges that the only information that the Underwriters have furnished to the Company expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) are the statements set forth (A) as the last paragraph on the inside front cover page of the Prospectus concerning stabilization and passive market making by the Underwriters and (B) in the table in the first paragraph and as the second paragraph [second and [___] paragraphs] under the caption "Underwriting" in the Prospectus; and the Underwriters confirm that such statements are correct. The indemnity agreement set forth in this
     Section 8(b) shall be in addition to any liabilities that each Underwriter may otherwise have.

          (c) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this
     Section 8, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 8 or to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party's election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), approved by the indemnifying party (EVEREN Securities, Inc. in the case of Section 8(b) and Section 9), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

         (d) Settlements. The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 8(c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.


         SECTION 9.  CONTRIBUTION.

         If the indemnification provided for in Section 8 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Common Shares pursuant to this Agreement or
(ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions or inaccuracies in the representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Common Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Common Shares pursuant to this Agreement (before deducting expenses) received by the Company, and the total underwriting discount received by the Underwriters, in each case as set forth on the front cover page of the Prospectus (or, if Rule 434 under the Securities Act is used, the corresponding location on the Term Sheet) bear to the aggregate initial public offering price of the Common Shares as set forth on such cover. The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by the Company and any of its Subsidiaries, Affiliated Companies or Related Partnerships, on the one hand, or the Underwriters, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in
Section 8(c) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 9; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 8(c) for purposes of indemnification.

         The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9.

         Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the underwriting commissions received by such Underwriter in connection with the Common Shares underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 9 are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their names in Schedule A. For purposes of this Section 9, each officer and employee of an Underwriter and each person, if any, who controls an Underwriter within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company with the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.


     SECTION 10. DEFAULT OF ONE OR MORE OF THE SEVERAL UNDERWRITERS. If, on the First Closing Date or the Second Closing Date, as the case may be, any one or more of the several Underwriters shall fail or refuse to purchase Common Shares that it or they have agreed to purchase hereunder on such date, and the aggregate number of Common Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Common Shares to be purchased on such date, the other Underwriters shall be obligated, severally, in the proportions that the number of Firm Common Shares set forth opposite their respective names on Schedule A bears to the aggregate number of Firm Common Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representative with the consent of the non-defaulting Underwriters, to purchase the Common Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the First Closing Date or the Second Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Common Shares and the aggregate number of Common Shares with respect to which such default occurs exceeds 10% of the aggregate number of Common Shares to be purchased on such date, and arrangements satisfactory to the Representative and the Company for the purchase of such Common Shares are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Section 4, Section 6, Section 8 and Section 9 shall at all times be effective and shall survive such termination. In any such case either the Representative or the Company shall have the right to postpone the First Closing Date or the Second Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

         As used in this Agreement, the term "Underwriter" shall be deemed to include any person substituted for a defaulting Underwriter under this Section
10. Any action taken under this Section 10 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.


         SECTION 11. TERMINATION OF THIS AGREEMENT. Prior to the First Closing Date this Agreement maybe terminated by the Representative by notice given to the Company if at any time (i) trading or quotation in any of the Company's securities shall have been suspended or limited by the Commission or by the Nasdaq Stock Market, or trading in securities generally on either the Nasdaq Stock Market or the New York Stock Exchange shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or the NASD, (ii) a general banking moratorium shall have been declared by any of federal, New York or Chicago authorities, (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States' or international political, financial or economic conditions, as in the judgment of the Representative is material and adverse and makes it impracticable to market the Common Shares in the manner and on the terms described in the Prospectus or to enforce contracts for the sale of securities,
(iv) in the judgment of the Representative there shall have occurred any Material Adverse Change, (v) the Company or any of its Subsidiaries, Affiliated Companies or Related Partnerships shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the judgment of the Representative may interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured, or (vi) there shall have been any action initiated against the Company or any of its Subsidiaries, Affiliated Companies or Related Partnerships respecting any license to offer the sale of or the sale of interests in timeshare resorts. Any termination pursuant to this Section 11 shall be without liability on the part of (a) the Company to any Underwriter, except that the Company shall be obligated to reimburse the expenses of the Representative and the Underwriters pursuant to Sections 4 and 6 hereof, (b) any Underwriter to the Company, or (c) of any party hereto to any other party except that the provisions of Section 8 and Section 9 shall at all times be effective and shall survive such termination.


         SECTION 12. REPRESENTATIONS AND INDEMNITIES TO SURVIVE DELIVERY. The respective indemnities, agreements, representations, warranties and other statements of the Company and its Subsidiaries, Affiliated Companies and Related Partnerships, and of their respective officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of its or their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Common Shares sold under this Agreement and any termination of this Agreement.


         SECTION 13.  NOTICES.    All communications under this Agreement shall
be in writing and, if sent to the Representative shall be mailed, hand delivered or telecopied and confirmed to EVEREN Securities, Inc., at 77 W. Wacker Drive, Suite 3100, Chicago, IL 60601, Facsimile: (312) 574-6000, Attention: Mr. Jon K. Haahr with a copy to O'Melveny & Myers LLP at Embarcadero Center West, 275 Battery Street, Suite 2600, San Francisco, California 94111-3305, Facsimile:
(415) 984-8701, Attention: Peter T. Healy, Esq.; and if sent to the Company shall be mailed, delivered or telecopied and confirmed to ILX Resorts, Incorporated, at 2111 East Highland Avenue, Suite 210, Phoenix, AZ 85016,
Facsimile: (602) 957-2290, Attention: Mr. Joseph P. Martori with a copy to Squire, Sanders & Dempsey L.L.P. at Two Renaissance Square, 40 North Central Avenue, Suite 2700, Phoenix, Arizona 85004, Facsimile: (602) 528-4000,
Attention: Christopher D. Johnson, Esq.

Any party hereto may change the address for receipt of communications by giving written notice to the others.


         SECTION 14. SUCCESSORS. This Agreement will inure to the benefit of and be binding upon the parties to this Agreement, including any substitute Underwriters pursuant to Section 10 of this Agreement, and to the benefit of the employees, officers and directors and controlling persons referred to in Section 8 and Section 9, and in each case their respective successors, and personal representatives, and no other person will have any right or obligation under this Agreement. The term "successors" shall not include any purchaser of the Common Shares as such from any of the Underwriters merely by reason of such purchase.


         SECTION 15. PARTIAL UNENFORCEABILITY. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision of this Agreement. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.


         SECTION 16.

         (a) GOVERNING LAW PROVISIONS. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE.


         (b) Consent to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby ("Related Proceedings") may be instituted in the federal courts of the United States of America located in the City and County of San Francisco or the courts of the State of California in each case located in the City and County of San Francisco (collectively, the "Specified Courts"), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a "Related Judgment"), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party's address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.


         (c) Waiver of Immunity. With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any Related Judgment, each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.


         SECTION 17. GENERAL PROVISIONS. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter of this Agreement. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and to this Agreement were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties to this Agreement, and no condition in this Agreement (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Table of Contents and the Section headings in this Agreement are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement. In this Agreement, unless the context otherwise requires, (i) singular words shall connote the plural number as well as the singular and vice versa, and the masculine shall include the feminine and the neuter, and (ii) all references to particular articles, Sections, subsections, clauses or exhibits are references to articles, Sections, subsections, clauses or exhibits of this Agreement.

         Each of the parties to this Agreement acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions of this Agreement, including, without limitation, the indemnification provisions of Section 8 and the contribution provisions of Section 9, and is fully informed regarding said provisions. Each of the parties to this Agreement further acknowledges that the provisions of Sections 8 and 9 to this Agreement fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, any preliminary prospectus and the Prospectus (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.


                            [signature page follows]

         If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies of this Agreement, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

                                     Very truly yours,

                                     ILX RESORTS, INCORPORATED,
                                     an Arizona corporation



                                     By:
                                     Joseph P. Martori
                                     Chief Executive Officer

                                     LOS ABRIGADOS PARTNERS LIMITED
                                     PARTNERSHIP, an Arizona limited partnership



                                     By:


                                     VCA SOUTH BEND INCORPORATED,
                                     an Arizona corporation



                                     By:


                                     VCA TUCSON INCORPORATED,
                                     an Arizona corporation



                                     By:

                                     SOUTHERN VACATIONS, INC.,
                                     a Florida corporation

                                                 By:


                                                 GENESIS INVESTMENT GROUP, INC.,
                                                 an Arizona corporation



                                                 By:




     The foregoing Underwriting Agreement is hereby confirmed and accepted by the Representative in Chicago, Illinois as of the date first above written.

EVEREN SECURITIES, INC.
Acting as Representative of the
several Underwriters named in
the attached Schedule A.

By EVEREN SECURITIES, INC.



By:
         Jon K. Haahr
         Managing Director

                                   SCHEDULE A

                                  UNDERWRITERS

                                            Number of
                                          Firm Shares to
                                           be Purchased
                                   ----------------------------


EVEREN Securities, Inc                      000,000

                                            000,000

                                            000,000

                                            000,000

                                            000,000

                                            000,000

                                            000,000

                                            000,000

                                            000,000

                                            000,000

                                            000,000

                                            000,000

                                            000,000

                                            000,000

                                            000,000


                                          ---------



                 Total                    2,500,000
                                          =========

                                   SCHEDULE B

                              CERTAIN SUBSIDIARIES


                       [TO BE UPDATED BY COMPANY COUNSEL]


CORPORATE ENTITIES:

AVC Development Incorporated, an Arizona corporation

Genesis Investment Group, Inc., an Arizona corporation

Capital Reserve Fund, Inc., an Arizona corporation

Harbor Southwest Development, Inc., an Arizona corporation

High Income Fund, Inc., an Arizona corporation

Laveen Properties, Inc., an Arizona corporation

Lomacasi Resort Incorporated, an Arizona corporation

Pilot Service Corp., an Arizona corporation

Short Term Fund, Inc., an Arizona corporation

Syracuse Project Incorporated, an Arizona corporation

Golden Eagle Realty, Inc., a Colorado corporation

Golden Eagle Resort, Inc., an Arizona corporation

ILE Florida, Inc., an Arizona corporation

Southern Vacations, Inc., a Florida corporation

ILE Sedona , an Arizona corporation

Kohl's Ranch Water Company, an Arizona corporation

Sedona Worldwide Incorporated (previously Red Rock Collection Incorporated), an Arizona corporation

SW Resorts Incorporated (previously Sedona Worldwide Incorporated), an Arizona corporation

SHI Health Institute Incorporated, an Arizona corporation

Varsity Clubs of America Incorporated, an Arizona corporation

VCA Iowa Incorporated, an Arizona corporation

VCA Management Incorporated, an Arizona corporation

VCA South Bend Incorporated, an Arizona corporation

VCA Tucson Incorporated, an Arizona corporation


PARTNERSHIPS/JOINT VENTURES:

Los Abrigados Partners Limited Partnership, an Arizona limited partnership (in which ILE Sedona Incorporated is General Partner (71%); and ILX Incorporated is Class A Limited Partner (7.5%))

Orangemen Club Limited Partnership, a New York limited partnership (in which Syracuse Project Incorporated is General Partner (80%))

The Sedona Real Estate Limited Partnership #1, an Arizona limited partnership (in which Lomacasi Resort Incorporated is General Partner (75%))

VCASB Partners General Partnership, an Arizona general partnership (in which the general partners are VCA South Bend Incorporated (50%) and ILX Incorporated (50%))


NON-PROFIT ENTITIES:

Arizona Vacation Club, an Arizona non-profit corporation

Golden Eagle Resort Condominium Association, Inc., a Colorado non-profit corporation

Kohl's Ranch Owners Association, an Arizona non-profit corporation

Sedona Vacation Club Incorporated, an Arizona non-profit corporation

Varsity Clubs of America--Iowa Chapter, an Arizona non-profit corporation

Varsity Clubs of America--Norman, Oklahoma, an Arizona non-profit corporation

Varsity Clubs of America--South Bend Chapter, an Arizona non-profit corporation

Varsity Clubs of America--Tucson Chapter, an Arizona non-profit corporation

                                   SCHEDULE C

                          CERTAIN EXISTING INSTRUMENTS


                       [TO BE COMPILED BY COMPANY COUNSEL]

                                   SCHEDULE D

                      CERTAIN INTELLECTUAL PROPERTY RIGHTS


                       [TO BE COMPILED BY COMPANY COUNSEL]

                                   SCHEDULE E

                               DEBT TO BE RETIRED


                       [TO BE COMPILED BY COMPANY COUNSEL]

                                    EXHIBIT A

                         FORM OF COMPANY COUNSEL OPINION

The final opinion in draft form should be attached as Exhibit A at the time this Agreement is executed.

         Opinion of counsel for the Company to be delivered pursuant to Section 5(d) of the Underwriting Agreement.

         References to the Prospectus in this Exhibit A include any supplements thereto at the Closing Date.

         (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Arizona.

         (ii) The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Underwriting Agreement.

         (iii) The Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions (other than the State of Arizona) where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change.

         (iv) Each Subsidiary and Affiliated Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and, to the best knowledge of such counsel, is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change. Each Related Partnership has been duly formed and is validly existing as a partnership in good standing under the laws of the jurisdiction of its formation, with full power and authority (partnership and other) to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign partnership to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change.

         (v) All of the issued and outstanding capital stock of each such Subsidiary and Affiliated Company has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or, to the best knowledge of such counsel, any pending or threatened claim.

         (vi) The authorized, issued and outstanding capital stock of the Company (including the Common Stock) conform to the descriptions thereof set forth in the Prospectus. All of the outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with the registration and qualification requirements of federal and state securities laws. The form of certificate used to evidence the Common Stock is in due and proper form and complies with all applicable requirements of the charter and by-laws of the Company and the General Corporation Law of the State of Arizona. The description of the Company's stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted and exercised thereunder, set forth in the Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights.

         (vii) No stockholder of the Company or its Subsidiaries or Affiliated Companies or any other person has any preemptive right, right of first refusal or other similar right to subscribe for or purchase securities of the Company or its Subsidiaries or Affiliated Companies.

         (viii) The Common Shares to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale pursuant to the Underwriting Agreement and, when issued and delivered by the Company pursuant to the Underwriting Agreement against payment of the consideration set forth therein, will be validly issued, fully paid and nonassessable.

         (ix) The Registration Statement and the Rule 462(b) Registration Statement, if any, has been declared effective by the Commission under the Securities Act. To the best knowledge of such counsel, no stop order suspending the effectiveness of either of the Registration Statement or the Rule 462(b) Registration Statement, if any, has been issued under the Securities Act and no proceedings for such purpose have been instituted or are pending or are contemplated or threatened by the Commission. Any required filing of the Prospectus and any supplement thereto pursuant to Rule 424(b) under the Securities Act has been made in the manner and within the time period required by such Rule 424(b).

         (x) The Registration Statement, including any Rule 462(b) Registration Statement, the Prospectus including any document incorporated by reference therein, and each amendment or supplement to the Registration Statement and the Prospectus including any document incorporated by reference therein, as of their respective effective or issue dates (other than the financial statements and supporting schedules included or incorporated by reference therein or in exhibits to or excluded from the Registration Statement, as to which no opinion need be rendered) comply as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act.

         (xi) The Common Shares have been approved for inclusion on the Nasdaq National Market.

         (xii) The statements (i) in the Prospectus under the captions "Risk Factors," "Description of Capital Stock," "Management's Discussion and Analysis and Results of Operations--Liquidity," "Business--Litigation," "Business--Intellectual Property," "Certain Relationships and Related Transactions," "Shares Eligible for Future Sale," "Certain United States Income Tax Considerations" and "Underwriting" and (ii) in Item 14 and Item 15 of the Registration Statement, insofar as such statements constitute matters of law, summaries of legal matters, the Company's charter or by-law provisions, documents or legal proceedings, or legal conclusions, has been reviewed by such counsel and fairly present and summarize, in all material respects, the matters referred to therein.

         (xiii) There are no legal or governmental actions, suits or proceedings pending or threatened which are required to be disclosed in the Registration Statement, other than those disclosed therein.

         (xiv) The sale of Vacation Ownership Interests by the Company and each of Subsidiary, Affiliated Company and Related Partnership do not constitute "securities" under the Securities Act. Neither the offer, the sale nor the issuance of Vacation Ownership Interests by the Company or any of the Subsidiaries, Affiliated Companies or Related Partnerships requires registration under the Securities Act or under the securities laws of any state nor does the fact that such interests are outstanding require registration under the Exchange Act.

         (xv) There are no Existing Instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto; and the descriptions thereof and references thereto are correct in all material respects.

         (xvi) No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental authority or agency, is required for the Company and its Subsidiaries, Affiliated Companies or Related Partnerships' execution, delivery and performance of the Underwriting Agreement and consummation of the transactions contemplated thereby and by the Prospectus, except as required under the Securities Act, applicable state securities or blue sky laws and from the NASD.

         (xvii) The execution and delivery of the Underwriting Agreement by the Company and its Subsidiaries, Affiliated Companies and Related Partnerships, and the performance by the Company and its Subsidiaries, Affiliated Companies and

         Related Partnerships of their respective obligations thereunder (other than performance by the Company of its obligations under the indemnification section of the Underwriting Agreement, as to which no opinion need be rendered) (i) have been duly authorized by all necessary corporate or partnership action on the part of the Company and its Subsidiaries, Affiliated Companies and Related Partnerships; (ii) will not result in any violation of the provisions of the articles of incorporation, by-laws, partnership agreement, certificate of partnership or other organizational document, as applicable, of the Company or its Subsidiary, Affiliated Companies or Related Partnerships; (iii) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries, Affiliated Companies or Related Partnerships pursuant to, or require the consent of any other party to, any Existing Instrument, except for such conflicts, breaches, Defaults, liens, charges or encumbrances as would not, individually or in the aggregate, result in a Material Adverse Change; (iv) will not require the consent of any other party to an Existing Instrument except for such consents which have been obtained in writing by the Company or a Subsidiary, Affiliated Company or Related Partnership, as applicable (the "Written Consents"), and (iv) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or any Subsidiary, Affiliated Company or Related Partnership. As used herein, a "Debt Repayment Triggering Event" means any event or condition which gives, or with the giving of notice or lapse of time, or both, would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its Subsidiaries, Affiliated Companies or Related Partnerships.

         (xviii) Every Resort is directly owned by the Company or one of its Subsidiaries, Affiliated Companies or Related Partnerships.

         (xix) The Company is not, and after receipt of payment for the Common Shares will not be, an "investment company" within the meaning of Investment Company Act.

         (xx) Except as disclosed in the Prospectus under the caption "Shares Eligible for Future Sale", to the best knowledge of such counsel, there are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by the Underwriting Agreement, except for such rights as have been duly waived.

         (xxi) Neither the Company nor any of its Subsidiaries, Affiliated Companies or Related Partnerships is in violation of its charter or by-laws or any law, administrative regulation or administrative or court decree applicable to the Company or any of its Subsidiaries, Affiliated Companies or Related Partnerships or is in Default in the performance or observance of any obligation, agreement, covenant or condition contained in any material Existing Instrument, except in each such case for such violations or Defaults as would not, individually or in the aggregate, result in a Material Adverse Change.

         (xxii) Each of the Company and each of the Subsidiaries, Affiliated Companies and Related Partnerships is and, upon consummation of the offering, will be, in compliance with all federal, state, local and foreign laws and regulations regarding, without limitation, the underwriting of loans or extending of credit, and all federal, state, local and foreign laws and regulations governing all licenses to underwrite loans or extend credit, including, without limitation, the Truth in Lending Act and Regulation Z, Equal Opportunity Credit Act and Regulation B, Consumer Credit Protection Act, Regulation T, and all usury laws to which it is or may become subject (collectively "Lending Laws"). Each of the Subsidiaries, Affiliated Companies and Related Partnerships has filed and, upon consummation of the offering, will file, all required documents and supporting information in compliance with the Lending Laws.

         (xxiii) Title insurance in favor of the Company, Subsidiary, Affiliated Company or Related Partnership, as applicable, will be in force with respect to each of the Resorts in an amount reasonably acceptable to the Representatives.

         (xxiv) No person or entity has an option or right of first refusal to purchase all or any part of any Resorts or Vacation Ownership Interests or any interest therein.

         (xxv) The timeshare industry information and data set forth in the Registration Statement and the Prospectus was obtained from American Resort Development Association ("ARDA") pursuant to ARDA's consent and, to the best knowledge of such counsel, such consent is in full force and effect.

         (xxvi) The Proxy Statement of the Company for the Special Meeting of Stockholders of the Company to be held Friday, January 9, 1998, and all action taken as a result thereof was in compliance with the Company's articles of incorporation, by-laws, the Securities Act, the Exchange Act, and the Nasdaq National Market rules.

         (xxvii) ILX Resorts Incorporated, an Arizona corporation, Los Abrigados Partners Limited Partnership, an Arizona limited partnership, VCA South Bend Incorporated, an Arizona corporation, VCA Tucson Incorporated, an Arizona corporation, Southern Vacations, Inc., a Florida corporation, and Genesis Investment Group, Inc., an Arizona corporation are the only entities which have beneficial ownership of or an interest in the Resorts or the Vacation Ownership Interests.

         (xxviii) Each Employment Agreement executed pursuant to Section 3(o) has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the respective counterparty, enforceable in accordance with its terms.

         (xxix) Each Lock-Up Agreement executed pursuant to Section 3(m) is in full force and effect on each of the First Closing Date and the Second Closing Date and has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the respective counterparty, enforceable in accordance with its terms.

         (xxx) The Common Shares have been duly designated for quotation by the Nasdaq National Market as a national market system security upon official notice of issuance.

         (xxxi) The information set forth in the Prospectus to the extent that it constitutes matters of law or legal conclusions, has been reviewed by such counsel and is correct in all material respects.

         In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Company, representative of the independent public or certified public accountants for the Company and with representatives of the Underwriters at which the contents of the Registration Statement and the Prospectus, and any supplements or amendments thereto, and related matters were discussed and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus (other than as specified above), and any supplements or amendments thereto, on the basis of the foregoing, nothing has come to their attention which would lead them to believe that either the Registration Statement or any amendments thereto, at the time the Registration Statement or such amendments became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of its date or at the First Closing Date or the Second Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no belief as to the financial statements or schedules or other financial or statistical data derived therefrom, included or incorporated by reference in the Registration Statement or the Prospectus or any amendments or supplements thereto).

         In addition, the opinion, which shall be dated the First Closing Date or the Second Closing Date, as the case may be, shall be satisfactory in form and substance to the Underwriters, shall expressly state that the Underwriters and their counsel may rely on such opinion as if it were addressed to them and shall be furnished to the Representative.

                                    EXHIBIT B

                     FORM OF LOCAL TIMESHARE COUNSEL OPINION

The final opinion in draft form should be attached as Exhibit B at the time this Agreement is executed.

         Opinion of counsel for the Company to be delivered pursuant to Section 5(l) of the Underwriting Agreement.

         References to the Prospectus in this Exhibit B include any supplements thereto at the Closing Date.


         (i) Each of the Company, its Subsidiaries, Affiliated Companies and Related Partnerships which owns a Resort or Vacation Ownership Interest has obtained all necessary approvals and permits from the timeshare authority of the state in which the subject Resort or Vacation Ownership Interest is located ("Home State") necessary to offer for sale and sell timeshare interests and Vacation Ownership Interests and offer purchase money financing in connection with such sales ("Home State Approvals") in accordance with the applicable laws and regulations of the state in which the Resort is located ("Home State Timeshare Laws");

         (ii) Each of the Company and its Subsidiaries, Affiliated Companies and Related Partnerships has obtained all necessary approvals and permits from all authorities of states other than the state where each applicable Resort or Vacation Ownership Interest is located ("Foreign State") for the offering for sale and sale of timeshare interests or Vacation Ownership Interests in such Resort and the offer of purchase money financing (collectively, the "Foreign State Approvals"), in accordance with the laws and regulations of the Foreign State located outside of the Foreign State ("Foreign State Timeshare Laws");

         (iii) Neither the Company nor its Subsidiaries, Affiliated Companies or Related Partnerships, have received any written notice from any regulatory authority that they are in violation of any applicable federal or state law or regulation regarding the offering for sale and sale of timeshare interests or Vacation Ownership Interests in the Resorts;

         (iv) There are no franchises, licenses, leases, contracts, management agreement, agreements or other documents (collectively, the "Material Agreements") entered into by the Company or its Subsidiaries, Affiliated Companies or Related Partnerships, involving matters relating to the ownership, purchase money financing and/or use of real property and/or the offering for sale or sale of timeshare interests or Vacation Ownership Interests in the Resorts, which are of a character required to be disclosed in the Registration Statement or to be filed as exhibits to the Registration Statement which are not disclosed or filed;

         (v) To the best of such counsel's knowledge, there are no real estate or timeshare related governmental actions, governmental suits or governmental proceedings pending or threatened against any of the Company or any of its Subsidiaries, Affiliated Companies or Related Partnerships with respect to the business and property relating to the Resorts;

         (vi) The consummation by the Company of the transactions contemplated by the Underwriting Agreement do not require the consent, approval, authorization, registration or qualification of (i) any governmental agency governing the sale of the timeshares, (ii) any lender which has a security interest in the Resorts;

         (vii) The consummation by the Company of the transactions contemplated by the Underwriting Agreement as they relate to the Resorts or Vacation Ownership Interests do not conflict with or result in a material breach or violation by the Company or any of its Subsidiaries, Affiliated Companies or Related Partnerships of: (i) any of the terms and provisions of any loans which encumber the Resorts or Vacation Ownership Interests, (ii) any terms or provisions of the Home State Approvals where each of the Resorts or Vacation Ownership Interests are located; (iii) any terms or provisions of the Foreign State Approvals;

         (viii) The owner of each of the Resorts, if required by law, has obtained a brokerage or sales license from the state timeshare authority in order to offer purchase money financing in connection with the sale of timeshare interests or Vacation Ownership Interests in the applicable Resorts. The owner of each of the Resorts, if required by law, has obtained a brokerage or sales license from the state timeshare authority in order to offer for sale and sell timeshare interests or Vacation Ownership Interests in the State of Arizona or has contracted with a licensed broker to provide any of the aforementioned services;

         (ix) The statements in the Prospectus under the caption "Business Governmental Regulation," to the extent that such information constitutes matters of law or legal conclusions as it pertains to the ownership, operation, sale and offering of sale of timeshare interests in the Resorts or the Vacation Ownership Interests has been reviewed by such counsel and fairly present and summarize, in all material respects, the matters referred to therein.

         (x) The Company and each entity which owns a Resort has obtained all necessary approvals and permits from the timeshare authority of the state in which the subject Resort is located necessary to offer for sale and sell timeshare interests or Vacation Ownership Interests and offer purchase money financing in connection with such sales in accordance with the applicable laws and regulations of the state in which the Resort is located governing the marketing and sale of timeshare interests in real property and all other states where timeshare interests or Vacation Ownership Interests are offered.

         (xi) Each of the Company and each of the Subsidiaries, Affiliated Companies and Related Partnerships is and, upon consummation of the offering, will be, in compliance with all federal, state, local and foreign laws and regulations regarding, without limitation, the marketing of offers to sell, offers to sell, and sales of, timeshare resorts, and all federal, state, local and foreign laws and regulations governing all licenses to sell and offer to sell interests in timeshare resorts, including, without limitation, the Federal Trade Commission Act, Truth-in-Lending Act and Regulation Z, Equity Opportunity Credit Act and Regulation B, Interstate Land Sales Full Disclosure Act, Real Estate Settlement Procedures Act, Consumer Credit Protection Act, Telephone Consumer Protection Act, Telemarketing and Consumer Fraud and Abuse Prevention Act, Fair Housing Act and Civil Rights Acts of 1964, 1968 and 1991, and all licensure, anti-fraud, telemarketing, prize, gift, sweepstakes and labor laws to which it is or may become subject (collectively "Timeshare Laws").

         (xii) The Company and each of its Subsidiaries, Affiliated Companies and Related Partnerships has good and marketable title to all the properties and assets, including Vacation Ownership Interests, reflected as owned in the financial statements referred to in Section 1(i) of the Underwriting Agreement (or elsewhere in the Prospectus), including, without limitation, all of the ILX Resorts and the Additional Resorts and the other vacation ownership interests described in the Prospectus as owned by the Company and each Subsidiary, Affiliated Company or Related Partnership, in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except such as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company or such Subsidiary, Affiliated Company or Related Partnership. The real property, improvements, equipment and personal property held under lease by the Company or any Subsidiary, Affiliated Company or Related Partnership are held under valid and enforceable leases, with such exceptions as would not have a Material Adverse Change. Each Company, Subsidiary, Affiliated Company and Related Partnership owns or leases all such properties as are necessary to operate the Resorts and its other business as now conducted.

         (xiii) Each of the Company and each of the Subsidiaries, Affiliated Companies and Related Partnerships is and, upon consummation of the offering, will be, in compliance with all federal, state, local and foreign laws and regulations regarding, without limitation, the underwriting of loans or extending of credit, and all federal, state, local and foreign laws and regulations governing all licenses to underwrite loans or extend credit, including, without limitation, the Truth in Lending Act and Regulation Z, Equal Opportunity Credit Act and Regulation B, Consumer Credit Protection Act, Regulation T, and all usury laws to which it is or may become subject (collectively "Lending Laws"). Each of the Subsidiaries, Affiliated Companies and Related Partnerships has filed and, upon consummation of the offering, will file, all required documents and supporting information in compliance with the Lending Laws.

         In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Company, representative of the independent public or certified public accountants for the Company and with representatives of the Underwriters at which the contents of the Registration Statement and the Prospectus, and any supplements or amendments thereto, and related matters were discussed and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus (other than as specified above), and any supplements or amendments thereto, on the basis of the foregoing, nothing has come to their attention which would lead them to believe that either the Registration Statement or any amendments thereto, at the time the Registration Statement or such amendments became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of its date or at the First Closing Date or the Second Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no belief as to the financial statements or schedules or other financial or statistical data derived therefrom, included or incorporated by reference in the Registration Statement or the Prospectus or any amendments or supplements thereto).

         In rendering such opinions, each such counsel may rely as to matters of local law, on opinions of local counsel, and as to matters of fact, on certificates of officers of the Company or the Company and its Subsidiaries, Affiliated Companies and Related Partnerships as applicable, and of governmental officials, in which case their opinion is to state that they are doing so and certificates and copies of each of said opinions or certificates are attached to the opinion.

         In addition, the opinion, which shall be dated the First Closing Date or the Second Closing Date, as the case may be, shall be satisfactory in form and substance to the Underwriters, shall expressly state that the Underwriters and their counsel may rely on such opinion as if it were addressed to them and shall be furnished to the Representative.

                                    EXHIBIT C

                     FORM OF INDIVIDUALS' LOCK-UP AGREEMENT



[Pricing Date]

EVEREN Securities, Inc.
     As Representative of the Several Underwriters
77 W. Wacker Drive, Suite 3100
Chicago, IL 60601

               Re:   ILX Resorts, Incorporated (the "Company")

Ladies & Gentlemen:

The undersigned is an owner of record or beneficially of certain shares of Common Stock of the Company ("Common Stock") or securities convertible into or exchangeable or exercisable for Common Stock. The Company proposes to carry out a public offering of Common Stock (the "Offering") for which you will act as the Representative of the underwriters. The undersigned recognizes that the Offering will be of benefit to the undersigned and will benefit the Company by, among other things, raising additional capital for its operations. The undersigned acknowledges that you and the other underwriters are relying on the representations and agreements of the undersigned contained in this letter in carrying out the Offering and in entering into underwriting arrangements with the Company with respect to the Offering.

In consideration of the foregoing, the undersigned hereby agrees that the undersigned will not, without the prior written consent of EVEREN Securities, Inc. (which consent may be withheld in its sole discretion), directly or indirectly, sell, offer, contract or grant any option to sell (including without limitation any short sale), pledge, transfer, establish an open "put equivalent position" within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, or otherwise dispose of any shares of Common Stock, options or warrants to acquire shares of Common Stock, or securities exchangeable or exercisable for or convertible into shares of Common Stock currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under Securities Exchange Act of 1934, as amended) by the undersigned, or publicly announce the undersigned's intention to do any of the foregoing, for a period commencing on the date hereof and continuing through the close of trading on the date 180 days after the date of the Prospectus. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of shares of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock held by the undersigned except in compliance with the foregoing restrictions.

With respect to the Offering only, the undersigned waives any registration rights relating to registration under the Securities Act of any Common Stock owned either of record or beneficially by the undersigned, including any rights to receive notice of the Offering.

This agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal Representative, and assigns of the undersigned.




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